Exhibit 10.1

                                 PROMISSORY NOTE
                                 ---------------

$27,750.00

                                                           As of August 12, 2005
                                                              New York, New York

     NORTH AMERICAN INSURANCE LEADERS, INC. (the "Maker") promises to pay to the order of SCOTT A. LEVINE (the "Payee"), the principal sum of TWENTY-SEVEN THOUSAND SEVEN-HUNDRED AND FIFTY DOLLARS ($27,750.00) in lawful money of the United States of America on the terms and conditions described below.

     1. Principal. The principal balance of this Note shall be repayable on the earlier of (i) August 12, 2006 or (ii) the date on which Maker consummates an initial public offering of its securities.

     2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

     3. Events of Default. Each of the following shall constitute an Event of
Default:

     (a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due. A "business day" for these purposes means any weekday on which banking or trust institutions in New York are not authorized generally or obligated by law, regulation or executive order to close.

     (b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

     (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

     4. Remedies.

     (a) Upon the occurrence of an Event of Default specified in Section 3(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in Sections 3(b) and 3(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.


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     5. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

     6. Unconditional Liability. Maker and all endorsers and guarantors of, and sureties for, this Note waive all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agree that liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

     7. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service provided receipted delivery, or (iv) sent by facsimile, to the principal office of Maker or the home address of Payee as indicated on the books and records of Maker. Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

     8. Construction. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     9. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the authorized officer named below the day and year first above written.

                                        NORTH AMERICAN INSURANCE LEADERS, INC.



                                        /s/ William R. de Jonge
                                        -----------------------------------
                                        By:    William R. de Jonge
                                        Title: President




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